LABORATORY CORPORATION OF AMERICA HOLDINGS





               MASTER SENIOR EXECUTIVE SEVERANCE PLAN





                      Effective August 1, 1996
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            LABORATORY CORPORATION OF AMERICA HOLDINGS


              MASTER SENIOR EXECUTIVE SEVERANCE PLAN

                    (Effective August 1, 1996)



                             PURPOSE

The purpose of this Laboratory Corporation of America Holdings Master Senior Executive Severance Plan (the "Plan") is to provide severance benefits for a select group of management employees. The Plan is not intended to duplicate severance benefits provided to certain employees who have entered into individual agreements relating to employment or the termination thereof.


                            ARTICLE I

                           DEFINITIONS

When used in this Plan and initially capitalized, the following words and phrases shall have the following meanings unless the context clearly requires otherwise:

1.1 "Base Salary" shall mean, as to any Covered Employee for any period, his annual base salary rate, as of his Qualifying Termination, which is paid to him by the Company during his employment for such period, before reduction because of an election between benefits or cash provided under a plan of the Company maintained pursuant to
Section 125 or 401(k) of the Internal Revenue Code of 1986, as amended, and before reduction for any other amounts contributed to any other employee benefit plan.

1.2 "Cause" shall mean, as to any Covered Employee, that such Covered Employee shall have committed prior to his termination of employment with the Company any of the following acts:

         (a) an intentional act of fraud, embezzlement, theft, or any other material violation of law in connection with his duties or in the course of his employment with the Company;

         (b) the conviction of or entering of a plea of nolo contendere to a felony;

         (c) alcohol intoxication on the job or current illegal drug use;

         (d) intentional wrongful damage to tangible assets of the Company;

         (e) intentional wrongful disclosure of material confidential information of the Company and/or materially breaching the noncompetition or confidentiality provisions of the Company's Employment Agreement and Confidentiality Statement or any other noncompetition or confidentiality provisions covering the activities of such employee;

         (f) knowing and intentional breach of any employment policy of the Company; or

         (g) gross neglect or misconduct, disloyalty, dishonesty, or breach of trust in the performance of the Covered Employee's duties that is not corrected to the Board's satisfaction within 30 days of the Covered Employee receiving notice thereof.

1.4      "Change in Control" shall mean an event of a nature that:

         (a) any "person" (as the term is defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("the Exchange Act")) who is not now presently but becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30 percent or more of the Company's outstanding securities except for any securities purchased by any tax-qualified employee benefit plan of the Company, or by Roche; or

         (b) individuals who constitute the Board on the Effective Date (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the Incumbent Board, shall be for purposes of this clause
                (b), considered as though he or she were a member of the Incumbent Board; or

         (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or similar transaction occurs in which the Company is not the resulting entity, exceptif such plan, merger, consolidation, sale or similar transaction is with Roche; or

         (d) a proxy statement soliciting proxies from shareholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations, except Roche, as a result of which the outstanding shares of the class of securities not issued by the Company shall be distributed.

1.5 "Company" shall mean Laboratory Corporation of America Holdings and any successor corporation.

1.6      "Covered Employee" shall mean an employee described in
Article II of the Plan.

1.7 "Designated Group" shall mean any one of the groups ofemployees designated as such on Schedule 1 attached hereto.

1.8      "Effective Date" shall mean August 1, 1996.

1.9      "Employer" shall mean the Company.

1.10     "Good Reason" shall mean:

         (a) a reduction in base salary or targeted bonus as a percent of base salary without the consent of the employee;

         (b) relocation to an office location more than 75 miles from the employee's current office without the consent of the employee; or

         (c) a substantial reduction in job responsibilities and duties or transfer to another job without the consent of the employee.

Notwithstanding the foregoing, "Good Reason" shall not include a reduction in base salary or target bonus of the Covered Employee where such reduction is pursuant to a Company-wide reduction of base salaries and/or target bonuses.

1.11 "Plan" shall mean the Laboratory Corporation of America Holdings Master Senior Executive Severance Plan, as the same may hereafter be amended from time to time.

1.12    "Qualifying Termination" shall mean:

         (a)      involuntary termination without Cause;

         (b) voluntary termination with Good Reason; however, notwithstanding the foregoing, the voluntary termination by the Covered Employee must occur within 90 days after the occurrence of the Good Reason, otherwise, such termination shall be considered voluntary termination without Good Reason and not a Qualifying Termination; or,

         (c) Involuntary termination without Cause or Voluntary Termination with Good Reason within 36 months following a Change in Control.

Notwithstanding the foregoing, "Qualifying Termination" shall not mean any termination of an employee's employment with the Company by reason of death, disability, or retirement of the employee.

1.13 "Roche" shall mean Roche Holding Ltd. and any successor corporation, and any company owned or controlled by Roche Holding Ltd. or its successor.

1.14    "Severance Pay" shall mean the sum payable as set forth in
Section 3.1 of the Plan.

1.15 "Target Bonus" shall mean the mathematical product of multiplying a Covered Employee's Base Salary by the percentage established as such Covered Employee's target bonus factor under the annual incentive plan for the period as of his Qualifying Termination. Other cash payments or target incentives from long-term or synergy-related incentives shall not be included in the Target Bonus.

1.16 "Term" shall mean the period commencing on the Effective Date and ending at the time determined in accordance with Section 7.2.


                           ARTICLE II

                        COVERED EMPLOYEES

2.1 Status as a Covered Employee. Any management employee of the Company designated by the Board to participate in the Plan and who is at the time of a Qualifying Termination such a designated employee shall be eligible to receive the benefits described in the Plan. As of the Effective Date, those employees so designated by the Board are as set forth on the attached Schedule 1.


                           ARTICLE III

                          SEVERANCE PAY

3.1 Amount of Severance. Subject to Sections 3.2 and 3.3, upon the occurrence of a Qualifying Termination and the execution by the employee of a Special Severance Agreement in substantially the form attached as Exhibit A, which will contain, among other things, noncompetition, nonsolicitation, duty of loyalty, confidentiality, and release provisions that shall apply to each severance arrangement during, and in certain instances after, the time when any severance payments are being made to each employee, the Company shall pay Severance Pay to a Covered Employee in an amount equal to the mathematical product of multiplying the factor shown on Schedule 1 for the Designated Group to which the employee belongs at the time of termination, times such employee's Base Salary, plus Target Bonus. Additionally, such Covered Employee shall be entitled, for up to six months following a Qualifying Termination, to payment by the Company of the Applicable Premium for the continuation of those health benefits for which he or she qualified at the time of the Qualifying Termination, pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA).

3.2      Effect on Other Benefit Programs.

         (a) The Severance Pay provided for hereunder is not intended to duplicate any payments to which a Covered Employee would otherwise be entitled under any individual agreement relating to employment (or the termination thereof) with the Company. Accordingly, no Severance Payment shall be payable under the Plan to any employee of the Company who is a party to such an agreement, unless such employee expressly waives his right to receive all payments and all other benefits thereunder and expressly elects to receive Severance Payments pursuant to this Plan in lieu of any payment and other consideration that would otherwise be provided to him pursuant to any such agreement.

         (b) By the acceptance of any Severance Pay under the Plan, a Covered Employee shall be deemed to waive, release, and forever discharge any and all claims to the payment of any severance benefit under any severance plan or program of the Company other than the Plan or Agreement.

3.3 Limitation on Amount of Severance Pay. Notwithstanding any other provision of this Plan, the total of the Severance Pay plus the Applicable Premiums to be paid to or on behalf of a Covered Employee shall not exceed two times the Covered Employee's Annual Compensation during the year immediately preceding his termination of service. "Annual Compensation" means the total of all compensation, including wages, salary, and any other benefit of monetary value, whether paid in the form of cash or otherwise, that was paid as consideration for the employee's service during the year or that would have been so paid at the employee's usual rate of compensation if the employee had worked a full year.

3.4 No Duty to Mitigate. A Covered Employee shall not be required by reason of the Plan to mitigate damages or the amount of his Severance Pay under the Plan by seeking other employment or otherwise, nor shall the amount of such payments be reduced or adjusted by compensation earned by the Covered Employee as a result of employment after his Qualifying Termination.
                           ARTICLE IV

                      CESSATION OF BENEFITS

4.1 Reemployment With the Company. If an employee already has received benefits under the Plan, a Covered Employee who recommences employment with the Company shall not be entitled to any further benefits under the Plan.

4.2 Breach of the Special Severance Agreement. If an employee breaches any material term of the Special Severance Agreement, he or she shall be entitled to no further benefits under the Plan. For purposes of this section, any violation of the confidentiality, noncompetition, nonsolicitation, release, or duty of loyalty provisions shall be considered "material."


                            ARTICLE V

                  DISTRIBUTION OF CASH PAYMENTS

5.1 Severance Pay. The Company shall pay the Covered Employee the amount to which he or she is entitled under Section 3.1 as follows:
(a) 50 percent of the total Severance Pay due, less statutory deductions, shall be paid within 30 days following the execution of a Special Severance Agreement; and (b) the remaining 50 percent of Severance Pay, less statutory deductions, shall be paid within 30 days following the one-year anniversary of the execution of the Special Severance Agreement, but only if the employee has complied in all material respects with the terms and conditions of the Special Severance Agreement. Notwithstanding the foregoing, all payments due hereunder shall be completed within 24 months of the termination of the Covered Employee's employment, but payments shall be due hereunder only if the employee has complied in all material respects with the terms and conditions of the Special Severance Agreement.


                           ARTICLE VI

                     ADMINISTRATION OF PLAN

6.1 In General: Delegation. The Plan shall be administered by the Board. The Board shall have sole and absolute discretion to interpret where necessary all provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to determine the rights and status under the Plan of employees or other persons, to resolve questions or disputes arising under the Plan, and to make any determinations with respect to the benefits payable hereunder and the persons entitled thereto as may be necessary for the purposes of the Plan. Without limiting the generality of the foregoing, the Board is hereby granted the authority (i) to determine whether a particular termination of employment constitutes a "Qualifying Termination," and (ii) to determine whether a particular employee is a "Covered Employee" under the Plan.

The Board may delegate any of its administrative duties, including, without limitation, duties with respect to the processing, review, investigation, approval, and payment of Severance Pay to a named administrator or administrators. The Board's determination of the rights of any employee hereunder shall be final and binding on all persons.

6.2 Regulations. The Board may promulgate any rules and regulations that it deems necessary to carry out the purposes of this Plan, or to interpret the terms and conditions of the Plan; provided, however, that no rule, regulation, or interpretation shall be contrary to the provisions of the Plan. The rules, regulations, and interpretations made by the Board, and any determination of entitlement to benefits hereunder, shall be final and binding on any employee or former employee of the Company.

6.3 Claims for Benefits and Review of Denials. A terminating Covered Employee will be considered for benefits under the Plan automatically. Any other employee of the Company who believes he is entitled to a benefit under the Plan may make a claim for such benefit by submitting a written statement to the Board of Directors setting forth the benefit to which the claimant deems himself entitled, and the factual basis for his claim.

         The Board of Directors or its delegate (hereinafter "Board of Directors") will make a determination of whether an employee recognized by the Board of Directors as a Covered Employee is entitled to benefits under this Plan no later than the day prior to the date of such employee's termination. The Board of Directors will act on any other application (including a claim of status as a Covered Employee made as part of a claim for benefits) or make any other determination it is requested to make under the Plan and will inform the employee of its decision within 30 days of the date the application or request is made, unless a longer time is required by special circumstances, in which event the claimant will be notified in writing of the special circumstances and of the expected decision date. The determination will be made no later than 90 days after the date the application or request is received. If the determination is a denial of a claim, the Board of Directors will notify the claimant in writing of the denial, setting forth the specific reasons for the denial and referring specifically to the Plan provisions on which the denial is based. The notice also will contain a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material is necessary. The notice will provide appropriate information to the claimant on steps to appeal the denial. The claimant will have 60 days from the date of the notice to request review of the decision by the Board of Directors and may review pertinent documents and submit any additional information along with the request for review that he or she deems pertinent. A decision on review will be made within 60 days of receipt of the request for review, except that the time for rendering the decision may be extended to 120 days when special circumstances make it necessary to do so, in which event the claimant will be notified in writing of the extension, informed of the special circumstances, and informed of an expected decision date. The decision on review, if it is a denial of the claim, will be in writing, will specify the provisions of the Plan on which it is based, and will set forth specific reasons for the denial.


                           ARTICLE VII

                AMENDMENT OR TERMINATION OF PLAN

7.1 Right to Amend or Terminate. The Company reserves the right to alter, amend, or terminate the Plan at any time. Any change in the terms of the Plan (including termination of the Plan) that results from the exercise of the Company's right to alter, amend, or terminate the Plan may be applicable to active and/or former employees, including employees who separated from service prior to the date on which the Company exercises its power to alter, amend, or terminate the Plan, provided, however, that no such change in the terms of the Plan will affect the amount of any benefit that was paid prior to the date on which such change is adopted, or any benefit promised in a Special Severance Agreement that was fully executed prior to the date on which such change is adopted. Only the Board of Directors may exercise the Company's reserved rights under this paragraph. No officer, employee, or representative of the Company has the authority to promise or represent that anyone's coverage and/or benefit under the Plan is or will be exempt from the Company's reserved right to alter, amend, or terminate the Plan at any time, unless such promise or representation is in writing and signed by hand by the President of the Company. Notwithstanding the foregoing, the Plan and a Covered Employee's participation in the Plan shall not be terminated for 36 months following a Change in Control.

7.2 Termination. This Plan shall continue in force until such time as the Board shall terminate the Plan. Notwithstanding the foregoing, the Plan and a Covered Employee's participation in the Plan shall not be terminated for 36 months following a Change in Control.


                          ARTICLE VIII

                        METHOD OF FUNDING

8.1 Plan is Not Funded. The Company shall pay benefits under the Plan from current operating funds. No property of the Company is or shall be, by reason of this Plan, held in trust for any employee of the Company, nor shall any person have any interest in or any lien or prior claim upon any property of the Company by reason of this Plan or the Company's obligations to make payments hereunder.

                           ARTICLE IX

                          MISCELLANEOUS

9.1 Limitation on Rights. Neither the establishment of the Plan nor participation herein shall give any employee the right to be retained in the service of the Company or any rights to any benefits whatsoever, except to the extent specifically set forth herein.

9.2 Headings. Headings of Articles and Sections in this instrument are for convenience only and do not constitute any party of the Plan.

9.3 Gender and Number. Unless the context clearly indicates otherwise, the masculine gender when used in the Plan shall include the feminine, and the singular number shall include the plural and the plural number the singular.

9.4 Tax Withholding. The Company may withhold from any amounts payable under this Plan all federal, state, city, or other taxes as shall be required to be withheld pursuant to any law or governmental regulation or ruling.

9.5 Governing Law. The Plan shall be construed and governed in all respects in accordance with the internal substantive laws of the State of Delaware.


EXECUTED at Burlington N.C. as of August 1st ,1996.
            ---------------       ----------

LABORATORY CORPORATION OF AMERICA HOLDINGS


By:      /s/ JAMES B. POWELL
         ------------------------------------------

Title:   President and Chief Executive Officer
         ------------------------------------------

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                                                    Schedule 1 to
                           Master Senior Executive Severance Plan



              Designated Groups, Covered Employees,
                       and Benefit Levels



                                                    Severance Benefit as a
                                                          Multiple of Base
                                                        Salary Plus Target
Designated Group              Covered Employees               Bonus (1)
--------------------------------------------------------------------------
President                     President                         2X

Executive Vice Presidents     All Executive Vice Presidents     2X

Senior Vice Presidents        All Senior Vice Presidents        1X

--------------------------------
(1) Subject to the limitation contained in Section 3.3.

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                                                             Exhibit A to
                                   Master Senior Executive Severance Plan


                   SPECIAL SEVERANCE AGREEMENT
                   ---------------------------


         THIS AGREEMENT is made and entered into this the ______ day of ______________, 199_, by and between Laboratory Corporation of America Holdings ("Company") and _____________________ ("Employee").
         WHEREAS Employee and the Company agree that effective ___________, 199_ ("the effective date"), the employment relationship between them will terminate [has terminated];

         AND, WHEREAS the Board of Directors of the Company has approved the adoption of the "Laboratory Corporation of America Holdings Master Senior Executive Severance Plan Effective August 1, 1996" ("the SES Plan");

         AND, WHEREAS Employee is a "Covered Employee" within the meaning of Article 2.1 of the SES Plan;

         [AND, WHEREAS Employee and _____________________________ (to
which the Company is a successor) previously had entered into an agreement dated _________________ ("the Employment Agreement"), a copy of which is attached hereto as Exhibit A solely for identification purposes, which agreement is an "individual agreement relating to employment (or the termination thereof)" within the meaning of that phrase in Section 3.2(a) of the SES Plan;

         AND, WHEREAS, pursuant to Article 3.2(a) of the SES Plan, a Covered Employee who is also a party to an employment agreement may not receive Severance Pay (as defined in the SES Plan) unless he "expressly waives [his] right to receive all payments and all other benefits thereunder and expressly elects to receive Severance payments pursuant to this Plan in lieu of any payment that would otherwise be made to him pursuant to any such agreement";

         AND, WHEREAS the Company is willing to offer Employee, and Employee would prefer to receive, the Severance Pay and other benefits described in the SES Plan, upon the terms and conditions described herein, in lieu of those benefits and payments upon termination described in the Employment Agreement;]

         AND, WHEREAS the SES Plan provides in pertinent part that, as a condition to each eligible employee's receipt of Severance Pay (as defined therein), the eligible employee will be required to sign a Special Severance Agreement which will include, among other things, noncompetition, nonsolicitation, duty of loyalty, confidentiality, and release provisions;

         NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter made by Employee and the Company to each other, and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged by Employee and the Company, IT IS AGREED THAT:

          1. Upon the Effective Date of Employee's termination, he shall perform no further services for the Company, and his status as an employee of the Company shall cease on that date. Employee and the Company further agree that the relationship created by this Special Severance Agreement is purely contractual and that no employer-employee relationship is intended, nor shall such be inferred from the performance of obligations under this Agreement.

          2. The Company shall provide the following payments and other benefits to Employee following the termination of his employment:

                 a. Severance Pay. The Company shall pay to Employee, in two installments (which will be as nearly equal as practicable), one of which shall be paid within 30 days of Employee's execution of this Agreement, and the other of which shall be paid within the first to occur of (1) one year and 30 days of Employee's execution of this Agreement, or (2) the day immediately prior to the end of the 24 months following the Employee's termination of employment, an amount equal to [twice] his Base Pay (as defined herein), plus a Target Bonus (as defined herein). For purposes of this Agreement, "Base Pay" shall mean Employee's annual base salary, as of the Effective Date, before reduction because of any election between benefits or cash provided under a plan maintained by the Company pursuant to Sections 125 or 401(k) of the Internal Revenue Code of 1986, as amended, and before reduction for any other amounts of compensation contributed to any other employee benefit plan.
          For purposes of this Agreement, "Target Bonus" shall mean Employee's Base Pay, multiplied by the percentage of Base Pay established as Employee's target bonus percentage under the [exact name of annual incentive plan]. Other cash payments or target incentives from long-term or synergy-related incentives shall not be included in the Target Bonus. The foregoing amount shall be reduced as necessary so that the total payable shall not exceed twice the Employee's annual compensation (as defined in DOL Reg. 2510.3-2(b)(2)(i)) for the year prior to the year in which the Employee's employment terminated. Employee and Company agree that the total of [twice] Employee's Base Pay, plus [twice] Employee's Target Bonus, is equal to $___________________, and therefore (taking into account the foregoing limitation) that the gross payment due Employee on each of the two payment dates referred to above is equal to $___________________. It is understood and agreed that the actual payments made to Employee hereunder will be net ofall taxes and other amounts withheld pursuant to any applicable federal, state, or municipal law. It is expressly agreed and understood that one percent of the payments made under this
          Section 2(a) are in exchange for Employee's waiver of his rights under the Age Discrimination in Employment Act of 1967 ("ADEA"), as more fully described in Section 3.

                 b. Continuation Of Coverage Under Medical And Dental Plans. Employee, his spouse, and his other dependent(s) will be eligible to elect continued health care coverage under the group medical and dental plans sponsored by the Company, as provided in the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), which provides generally that certain employees and their dependents may elect to continue coverage under employer-sponsored group health plans for a period of at least 18 months under certain conditions, including payment of the "Applicable Premium" as defined in
          Section 604 of the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. 1001 et seq. ("ERISA"). In the event that Employee elects continuation coverage under COBRA, the Company will pay the Applicable Premium for such coverage for the first six months thereof.

                 c. Normal Plan Benefits. Employee shall be eligible for such benefits under the [exact name of plans] as are provided under the circumstances (taking into account termination of employment as of the effective date) pursuant to the terms of the Plan documents governing each of these Plans. Except as otherwise provided herein or in the terms of any documents governing any employee benefit plan maintained by the Company, Employee will cease to be a participant in and will no longer have any coverage or entitlement to benefits, accruals, or contributions under any of the Company's employee benefit plans effective upon the termination of his employment.
          Employee agrees that the payments made to him by the Company pursuant to this Agreement do not constitute compensation for purposes of calculating the amount of benefits Employee may be entitled to under the terms of any pension plan or for the purposes of accruing any benefit, receiving any allocation of any contribution, or having the right to defer any income in any profit-sharing or other employee pension benefit plan, including any cash or deferred arrangement.

          3. In consideration for the Company's agreement to provide Employee with the payments and benefits listed in Section 2, Employee, for himself, his heirs, his legal representatives and assigns, fully releases, discharges, and covenants not to make any claims or demands or to commence any type of legal action against the Company (including administrative charges or lawsuits) regarding any matters arising from his employment with or separation from the Company, including, but not be limited to, all claims under Title VII of the Civil Rights Act of 1964, as amended,
42 U.S.C. 2000e et seq.; the ADEA, as amended, 29 U.S.C. 621-34; ERISA; COBRA; the Americans with Disabilities Act of 1990, 42 U.S.C. 12101 et seq.; and any and all other claims of which he now knows or should know that may be stated under federal or applicable state statutory, decisional, or administrative law, including (without limitation) claims under wage payment laws, or claims of wrongful termination, breach of employment contract, intentional or negligent infliction of emotional distress, outrage, and any and all other causes of action. More specifically, and without limiting the foregoing, Employee hereby releases, discharges, and covenants not to make any claims or demands or to commence any type of legal action against the Company (including administrative charges or lawsuits) regarding any claim arising under the Employment Agreement, and Employee expressly waives any rights he may have had under the Employment Agreement as fully as if such Employment Agreement had never existed.
This Agreement is not intended to waive any claims that may arise after the date the Agreement is executed.

          4. In further consideration for the Company's agreement to provide the benefits set forth above, Employee agrees:



                 a.     Noncompetition.

                        i. Employee acknowledges that in the course of its business, the Company develops and maintains personal and confidential relationships between the Company and its customers. Employee further acknowledges that the Company customers and the relationships and goodwill with its customers are among the Company's most valuable assets.

                        ii. Employee acknowledges that as [title] for the Company, he developed an intimate knowledge of the Company's business and also developed significant relationships with the Company's customers.

                        iii. The parties agree that the Company will suffer significant and irreparable damageif Employee obtains employment with or provides services to a company engaged in the same or similar business as that engaged in by the Company.

                        iv.   As a result, for a period of one year
                 following the Effective Date, Employee will not, directly or indirectly, as an officer, director, stockholder, partner, associate, owner, employee, consultant, or otherwise, become or be interested in or associated with any other corporation, firm, or business engaged in the same or a similar competitive business with the Company
                 (or with any of its affiliates to which Employee has been assigned or for which Employee had rendered substantial services) in any geographical areas in which the Company or any of such affiliates are then so engaged, provided that Employee's ownership, directly or indirectly, of not more than one percent of the issued and outstanding stock of a corporation, the shares of which are regularly traded on a national securities exchange or in the over-the-counter market, shall not, in any event, be deemed to be a violation of the provision of this Section.

                 b. Nonsolicitation. For a period of one year from the Effective Date, Employee will not solicit sales from any trade or business that was a customer of the Company or its affiliates during the Employee's employment with the Company or its predecessors (including specifically [exact names of predecessors]) provided, however, that the solicitation of sales of products or services not offered by the Company or its affiliates at the time of such solicitation shall not be deemed a violation of this Section 4(b). Employee's duties under this
          Section 4(b) are cumulative with Employee's duties under Section 4(a), and neither section shall be interpreted as a limitation on the other.

                c. Duty of Loyalty/Nondisparagement. For a period of five years from the Effective Date, Employee will not (except as required by law) communicate to anyone, whether by word or deed, whether directly or through any intermediary, and whether expressly or by suggestion or innuendo, any statement, whether characterized as one of fact or of opinion, that is intended to cause or that reasonably would be expected to cause any person to whom it is communicated to have (1) a lowered opinion of the Company or any affiliates, including a lowered opinion of any products manufactured, sold, or used by, or any services offered or rendered by the Company or its affiliates; and/or (2) a lowered opinion of the Company's creditworthiness or business prospects.

                d.      Confidentiality.

                        i. The parties acknowledge that during the course of Employee's employment with the Company, he was given access, on a confidential basis, to Confidential Information which the Company has for years collected, developed, and/or discovered through a significant amount of effort and at great expense. The parties acknowledge that the Confidential Information of the Company is not generally known or easily obtained in the Company's trade, industry, business, or otherwise and that maintaining the secrecy of the Confidential Information is extremely important to the Company's ability to compete with its competitors.

                       ii. Employee agrees that for a period of five years from the date of this Agreement, Employee shall not, without the prior written consent of the Company, divulge to any third party or use for his own benefit, or for any purpose other than the exclusive benefit of the Company, any Confidential Information of the Company; provided however, that nothing herein contained shall restrict Employee's ability to make such disclosures as such disclosures may be required by law; and further providing that nothing herein contained shall restrict Employee from divulging information that is readily available to the general public as long as such information did not become available to the general public as a direct or indirect result of Employee's breach of this section of this Agreement.

                      iii. The term "Confidential Information" in this agreement shall mean information that is not readily and easily available to the public or to those in the Company's business, trade, or industry, and that concerns the Company's prices, pricing methods, costs, profits, profit margins, suppliers, methods, procedures, processes or combinations or applications thereof developed in, by, or for the Company's business, research and development projects, data, business strategies, sales techniques, customer lists, customer information, or any other information concerning the Company or its business that is not readily and easily available to the public or to those in the Company's business. The term "customer information" in this Agreement shall mean information that is not readily and easily available to the public or to those in the Company's business, trade, or industry and that concerns the course of dealing between the Company and its customers or potential customers solicited by the Company, customer preferences, particular contracts or locations of customers, negotiations with customers, and any other information concerning customers obtained by the Company that is not readily and easily available to the public or to those in the business, trade, or industry of the Company.

                      iv. Employee acknowledges that all information, the disclosure of which is prohibited hereby, is of a confidential and proprietary character and of great value to the Company, and upon the execution of this Agreement (or as soon thereafter as is reasonably practicable), Employee shall forthwith deliver up to the Company all records, memoranda, data, and documents of any description that refer to or relate in any way to such information and shall return to the Company any of its equipment and property which may then be in Employee's possession or under Employee's personal control. Employee also agrees, for a two-year period after the Effective Date, not to disclose the existence or the terms of this Agreement to any person, other than Employee's immediate family, his attorneys, accountants, and other professional advisors, or a prospective employer, except as otherwise required by law.

          5. Employee agrees that because he has rendered services of a special, unique, and extraordinary character, damages would not be an adequate or reasonable remedy for breach of his obligations under this Agreement. Accordingly, in the event of a breach or threatened breach by Employee of the provisions of this Agreement, the Company shall be entitled to an injunction restraining Employee from violating the terms hereof, or from rendering services to any person, firm, corporation, association, or other entity to which any confidential information, trade secrets, or proprietary materials of the Company have been disclosed or are threatened to be disclosed, or for which Employee is working or rendering services, or threatens to work or render services. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach of this Agreement, including the right to terminate any payments to Employee pursuant to this Agreement or the recovery of damages from Employee. Employee agrees that the issuance of the injunction described in this paragraph may be without the posting of any bond or other security by the Company.

          6. The parties agree that the Company has no prior legal obligation to make the additional payments set forth above in Section 2 that have been exchanged for the promises of Employee stated in this Agreement. It is specifically understood and agreed that the additional payments, and each of them, are good and sufficient consideration to support the waivers and releases contained herein and that all of the payments set forth in Section 2 above are things of value in addition to anything to which Employee already was entitled prior to the execution of this Agreement.

          7. Employee acknowledges that he has read this Agreement and that he possesses sufficient education and experience to fully understand the terms of this Agreement as it has been written, the legal and binding effect of this Agreement, and the exchange of benefits and payments for promises hereunder, and that he has had a full opportunity to discuss or ask questions about all such terms.

          8. Employee further acknowledges that he has been provided with a copy of this Agreement and has been given 21 consecutive calendar days in which to review and consider the Agreement. Further, Employee acknowledges that he has been advised to consult with an attorney prior to executing this Agreement.

          9. Employee acknowledges that he has a period of seven calendar days following his signing of this Agreement to revoke the Agreement and that until such time has passed, the Agreement will have no effect and the obligations of the Company and Employee set forth in this Agreement will not be enforceable. In the event that Employee intends to revoke the Agreement, he must notify _______________________ in writing no later than 9 a.m. on the eighth calendar day following the date of his signing this Agreement.

          10. Employee agrees that the only considerations for signing this Agreement are the terms stated above and that no other representations, promises, or assurances of any kind have been made to him by the Company, its attorneys, or any other person as an inducement to sign this Agreement.

          11. Employee understands and agrees that the Company's obligation to perform under this Agreement is conditioned upon Employee's performance of, and the enforceability of, all agreements, releases, and covenants to the Company as set forth herein.

          12. This Agreement shall inure to and be binding upon the parties hereto, their respective heirs, legal representatives, successors, and assigns.

          13. This Agreement shall be construed in accordance with the laws of the state of North Carolina, except as federal law may apply.
If any provision of this Agreement is found to be unenforceable as a matter of law, the provision(s) shall be severed and the remaining provisions will be enforceable.

          14. This Agreement represents, constitutes, and incorporates the entire, exclusive, and complete understanding of the parties mentioned herein and reduces to writing all oral negotiations and agreements. The terms, provisions, and conditions of this Agreement may not be modified, changed, or otherwise altered unless made in writing and signed by the parties. The terms of the Employment Agreement and of the SES Plan are expressly not incorporated herein.

          15. This Agreement does not constitute an admission of any wrongdoing toward Employee by the Company or toward the Company by Employee.

          16. The parties agree that the provisions of this Agreement shall be deemed severable and that the invalidity or unenforceability of any portion of any provision shall not affect the validity or enforceability of other portions of such provision or of other provisions. Such provisions shall be appropriately limited and given effect to the extent that they may be enforceable.

          17. This Agreement may not be changed orally but only by an agreement in writing signed by the parties.

          18. EMPLOYEE FURTHER STATES THAT HE HAS CAREFULLY READ THE FOREGOING AGREEMENT AND KNOWS THE CONTENTS THEREOF AND SIGNS THE SAME OF HIS OWN FREE ACT.

     IN WITNESS WHEREOF, I voluntarily execute the foregoing Agreement this ______ day of _______________, 199_, after the same was read over and explained to me by my attorney.


                                         ----------------------------



                                         [name]

Sworn to and subscribed before me
the        day of               , 199__.
    ------        --------------

----------------------------------
          Notary Public

My Commission Expires: ___________


                                         LABORATORY CORPORATION
                                         OF AMERICA HOLDINGS


                                         By:
                                                --------------------------
                                        Its:
                                                --------------------------
STATE OF
          ------------------------
COUNTY OF
          ------------------------
The foregoing instrument was personally acknowledged
before me on _______________________, 1996, as

__________________________________ of
Laboratory Corporation of America Holdings, on behalf of the Corporation


___________________________________________
[name]